UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 26, 2008

THE CHEESECAKE FACTORY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20574	51-0340466
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

26901 Malibu Hills Road
Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1                     Registrant’s Business and Operations

Item                                              Entry into a Material Definitive Agreement.

1.01.

A Stipulation of Settlement (the “Settlement”), dated as of February 11, 2008,  was entered into in connection with certain State and Federal shareholder derivative actions entitled In re The Cheesecake Factory, Inc. Derivative Litigation  (the “Derivative Actions”).  The Derivative Actions allege, among other things, that certain of the Company’s stock option grants had been “backdated.”  In addition to the plaintiffs and the Company, the parties to the Settlement include all individually named defendants in the Derivative Actions.  All of these  individual defendants are either current or former officers or directors of the Company.  For a full listing of the parties to the Derivative Actions please refer to Exhibit 10.1 hereto.

In consideration for the full settlement and release of all Released Claims (as defined in the Settlement), the Settlement provides  for certain corporate governance reforms, consisting principally of the following: (i) additional processes for the approval of stock option grants; (ii) adoption of additional standards for director independence; (iii) the addition of one  new independent director; (iv) additional insider trading controls; (v) provisions for recovery of performance-based cash bonus payments made to executive officers that were predicated on later-restated financial statements; and (vi) provisions for director education.

In addition, the Settlement includes the agreement of each of David Overton, CEO, Gerald Deitchle, former CFO, Thomas Gregory, a director, Wayne White, a director, and Jerome Kransdorf, a director, that an aggregate of $940,000  will be repaid to the Company by them, contingent upon the entryof the Order and Final Judgment (as defined in the Settlement).On January 4, 2007, the Company’s Board of Directors formed a special litigation committee comprised of an outside director to conduct an inquiry into the matters raised by the Derivative Actions,  to determine how the Company should respond to such matters, and to evaluate and make determinations as to whether any proposed settlement is in the best interests of the Company and its shareholders, giving due consideration to all alternatives.  This committee has completed its inquiry and concluded that entry into the Settlement of the Derivative Actions is in the best interests of the Company and its shareholders.

The foregoing does not constitute a complete summary of the terms of the Settlement and reference is made to the complete text of the Settlement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Section 9                     Financial Statements and Exhibits

Item                                              Financial Statements and Exhibits.

9.01.

(d)   Exhibits

10.1 – Stipulation of Settlement of Derivative Actions

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEESECAKE FACTORY INCORPORATED

Date: February 28, 2008	By:	/s/ Michael J. Dixon
Senior Vice President and Chief Financial Officer

3